                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use of our report dated February 23, 2001, on the financial statements of Quality Products, Inc. as of December 31, 2000 and for the two years then ended included in the Current Report on Form 8-K of Quality Products, Inc.

/s/ Farber and Hass, LLP

Oxnard, California
May 10, 2001